UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of registrant as specified in its charter)

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Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE	kliekefett@sidley.com +1 212 839 8744

April 15, 2019

By Email and FedEx

Eric Oliver

SoftVest L.P.

400 Pine Street, Suite 1010

Abilene, Texas 79601

Re:	Demand to Inspect Books and Records of Texas Pacific Land Trust

Dear Mr. Oliver:

On behalf of our client, Texas Pacific Land Trust (the “Trust”), I am writing in response to your letter, dated as of April 9, 2019 (the “Letter”), requesting that the Trust make available to you and your representatives for inspection and copying the list of holders of sub-share certificates of proprietary interest (“Certificates”) of the Trust as of the close of business on March 28, 2019 and certain other materials.

The Trust will provide to you a list containing the names of each holder of Certificates and the amount of Certificates registered in the name of each such holder as of the close of business on March 28, 2019 as required by Section Fourth of the Declaration of Trust, solely for the purposes specified in the Letter. This list is enclosed herein as Exhibit A.

As for the remaining materials you requested, the Trust is willing to provide such materials, provided that the Trust has the legal authority to share such information. As you will understand, the Trustees cannot share the private contact information of thousands of individual holders without their consent unless there is a legal authority to do so. In your Letter, you reference “common law” as the sole basis for your request. We assume your legal counsel has conducted extensive legal research in support of your claim and, in order to expedite your request and reduce costs for the Trust, please provide us with legal authority, such as case law or treatises, applicable to the Trust. We look forward to hearing from you on this.

Alternatively, we would like to point you to Rule 14a-7 under Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, which requires the Trust to mail any and all materials of yours upon your request. Please let us know should you be interested in submitting a demand under Rule 14a-7. We would promptly comply with any such demand.

This letter is being sent on behalf of the Trust while expressly reserving, and without waiving, any and all rights and defenses that the Trust may have with respect to this matter. Nothing herein should be construed as an admission that the Letter complies with applicable law.

Very truly yours,

Kai Haakon E. Liekefett

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE	kliekefett@sidley.com +1 212 839 8744

EXHIBIT A

[To be included.]